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                                                           Exhibits 5.1 and 23.1


MAILING ADDRESS                   Reed Smith Shaw & McClay        HARRISBURG, PA
P.O. BOX 2009                                                         McLEAN, VA
PITTSBURGH, PA 15230-2009             435 SIXTH AVENUE              NEW YORK, NY
                                                                      NEWARK, NJ
                           PITTSBURGH, PENNSYLVANIA 15219-1886  PHILADELPHIA, PA
WRITER'S DIRECT NUMBERS:                                           PRINCETON, NJ
PHONE 412-288-3126                      412-288-3131              WASHINGTON, DC
FAX 412-288-3063
INTERNET rkmorris@rssm.com            FAX 412-288-3063



                                                                  May 28, 1997



Mellon Bank Corporation
500 Grant Street
Pittsburgh, PA 15258

Dear Sirs:

        We have acted as counsel for Mellon Bank Corporation, a Pennsylvania corporation (the "Corporation") in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") relating to the registration of the shares of the Corporation's Common Stock, par value $.50 per share (the "Common Stock") to be issued pursuant to the Agreement and Plan of Reorganization dated as of March 17, 1997 between the Corporation and Buck Consultants, Inc. (the "Merger Agreement"). This opinion is being furnished pursuant to the requirements of Form S-4 and Item 601 of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In furnishing this opinion, we have examined the Registration Statement, as well as the Prospectus/Proxy Statement included therein (the "Prospectus/Proxy Statement"), to be filed with the Securities and Exchange Commission, in connection with which this opinion is to be filed as an Exhibit. In addition, we have examined such other documents, legal opinions and precedents, corporate and other records of the Corporation and certificates of public officials and officers of the Corporation as we have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

        Based upon the foregoing, we are of the opinion that:

        1. The Corporation has been duly incorporated and is validly existing as a corporation under the laws of the Commonwealth of Pennsylvania;



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[LOGO OF REED SMITH SHAW 7 MCCLAY]


Mellon Bank Corporation                    -2-                     May 28, 1977




        2. The Registration Statement has been duly authorized by all necessary corporate action of the Corporation; and

        3. When the Registration Statement has become effective under the Act and the shares of Common Stock have been issued and delivered pursuant to the terms of the Merger Agreement, the shares of Common Stock will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the Prospectus/Proxy Statement under the heading "Legal Opinions." By giving such consent, we do not hereby admit that we are within the category of persons whose consents are required under Section 7 of the Act.

        We do not purport to be experts on the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and we express no opinion herein as to the effect of any other laws.

        This opinion is being rendered solely for your benefit in connection with the Registration Statement. You may not rely on this opinion for any other purpose without our express written consent. This opinion is rendered as of the date hereof, and we are under no obligation to update it or to advise you of any subsequent event which could affect it. This opinion may not be assigned, quoted or used without our express written consent.


                                         Very truly yours,

                                         /s/ Reed Smith Shaw & McClay

                                         REED SMITH SHAW & McCLAY